EXHIBIT 9.1

April 28, 2023

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street NE

Washington, D.C. 20549

Re: Juva Life Inc.

Ladies and Gentlemen:

We have read the statements in the Form 1-K dated April 28, 2023, of Juva Life Inc. (“the Company”) to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm. We have no basis to and, therefore, do not agree or disagree with the other statements made by the Company in the Form 1-K.

Sincerely,

DAVIDSON & COMPANY LLP

Chartered Professional Accountants

April 28, 2023